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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 22, 2005

                               TRANSGENOMIC, INC.
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             (Exact name of registrant as specified in its charter)

              Delaware                 000-30975            911789357
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      (State of Incorporation)        (Commission         (IRS Employer
                                      File Number)    Identification Number)

           12325 Emmet Street, Omaha, Nebraska                 68164
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         (Address of principal executive offices)            (Zip Code)

                                 (402) 452-5400
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              (Registrant's telephone number, including area code)

                                 Not applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 22, 2005, the Registrant entered into a Securities Purchase Agreement with a group of unaffiliated institutional investors, (the "Purchasers"). Pursuant to the Securities Purchase Agreement, the Registrant will sell to the Purchasers, at a price of $1.01 per share, up to 15,000,000 shares of the Company's common stock (the "Shares"), together with warrants (the "Warrants") to purchase up to an additional 6,000,000 shares of the Company's common stock at a price of $1.20 per share (the "Warrant Shares"). The Registrant will close on the sale of the Shares and Warrants (the "Closing") as soon as possible, but not later than 45 days following the date of the Securities Purchase Agreement. In addition to customary closing conditions, the Closing is conditioned upon: (i) the amendment of the Registrant's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Registrant to an amount sufficient to allow the Registrant to legally issue all securities to be issued at the Closing and upon exercise of the Warrants,
(ii) the receipt of shareholder approval of the issuance of the Shares and the Warrants, (iii) the repayment of the Registrant's indebtedness to Laurus Master Fund, Ltd. ("Laurus") no later than simultaneously with the Closing, (iv) the Purchasers subscribing to at least 12,871,287 Shares and Warrants to purchase 5,148,515 Warrant Shares, and (v) there having been no material adverse change in the Registrant's business, properties, prospects, financial condition or results of operations since the execution of the Securities Purchase Agreement. The Company intends to hold a special meeting of its shareholders to consider the matters identified in (i) and (ii) above as soon as practicable. There are no material relationships between the Registrant and any of the Purchasers, other than the Securities Purchase Agreement.

         In connection with the sale of the Shares and Warrants pursuant to the Securities Purchase Agreement, the Registrant entered into an agreement (the "Laurus Agreement") with Laurus, with respect to matters relating to that certain Security Agreement, dated December 3, 2003, as amended, by and between the Registrant and Laurus and the Secured Revolving Note and Secured Convertible Minimum Borrower Notes issued by the Registrant to Laurus to evidence borrowing thereunder (the "Revolving Loan") and that certain Secured Convertible Term Note, dated February 19, 2004, between the Registrant and Laurus (the "Term Note"). Pursuant to the Laurus Agreement, Laurus agreed that it will not exercise any right to convert indebtedness under the Revolving Loan or the Term Loan (the "Loans") into common stock of the Registrant prior to the Closing; provided that Laurus will have the right to convert up to $1,000,000 of indebtedness under the Loans into common stock of the Registrant at the time of the Closing. The Company agreed that, contemporaneously with the Closing, it will repay all outstanding principal and accrued interest on the Loans (less any amount Laurus elects to convert pursuant to the preceding sentence), together with prepayment penalties in the sum of $323,750. In exchange for these agreements and concessions by Laurus, at the time of the Closing, the Registrant will pay to Laurus a fee equal to $500,000. In the event that the Closing does not occur, the Laurus Agreement will be null and void and of no further force or effect.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1 Press release dated September 23, 2005, announcing the execution of the Securities Purchase Agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2005                         TRANSGENOMIC, INC.


                                                   By: /s/ Mitchell L. Murphy
                                                       -------------------------
                                                       Mitchell L. Murphy,
                                                       VP, Secretary & Treasurer

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